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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 24, 2001

                             KEYSTONE PROPERTY TRUST
       (Exact Name of Registrant as Specified in its Declaration of Trust)


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           Maryland                        1-12514               84-1246585
       (State or Other            (Commission File Number)   (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)
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                   200 Four Falls Corporate Center, Suite 208
                           West Conshohocken, PA 19428
               (Address of Principal Executive Offices)(Zip Code)

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              Registrant's telephone number, including area code:
                                 (484) 530-1800
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 21, 2001, Keystone Property Trust, a Maryland real estate investment trust (the "Company"), Reckson Operating Partnership, L.P., a Delaware limited partnership ("ROP"), and Reckson Construction Group, Inc., a New York corporation ("RCG" and, together with ROP, "Reckson"), executed a stock purchase agreement (the "Agreement") by and between the Company and Reckson, whereby the Company has agreed to purchase from Reckson, and Reckson has agreed to sell to the Company, 2,500,000 common shares of beneficial interest of the Company (the "Common Shares") for an aggregate purchase price of $35,700,000. Immediately prior to the purchase of the Common Shares, Reckson will convert in the aggregate 803,871 Series B preferred shares of beneficial interest of the Company and 796,129 Series C preferred units of limited partnership interest of Keystone Operating Partnership, L.P. into the Common Shares. The Agreement contains customary representations, warranties and covenants.


ITEM 7. EXHIBITS

      10.1 Stock Purchase Agreement, dated as of August 21, 2001, by and between Keystone Property Trust, a Maryland real estate investment trust, Reckson Operating Partnership, L.P., a Delaware limited partnership, and Reckson Construction Group, Inc., a New York corporation.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       KEYSTONE PROPERTY TRUST


Date:  August 24, 2001                 By: /s/ Jeffrey E. Kelter
                                           -------------------------------------
                                           Jeffrey E. Kelter
                                           President and Chief Executive Officer


Date:  August 24, 2001                 By: /s/ Timothy A. Peterson
                                           -------------------------------------
                                           Timothy A. Peterson
                                           Executive Vice President and
                                           Chief Financial Officer


Date: August 24, 2001                  By: /s/ Timothy E. McKenna
                                           -------------------------------------
                                           Timothy E. McKenna
                                           Senior Vice President and Chief
                                           Accounting Officer


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